Exhibit 10.58

Recording requested by, and

when recorded return to:

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 48th Floor

Los Angeles, California 90071

Attention: William M. Scott IV, Esquire

SECOND AMENDED AND RESTATED

ASSIGNMENT OF EQUIPMENT LEASES

THIS SECOND AMENDED AND RESTATED ASSIGNMENT OF EQUIPMENT LEASES (this “Assignment”) dated as of February 28, 2006 is made by ELDORADO RESORTS LLC, a Nevada limited liability company, hereinafter referred to as “Assignor”, in favor of BANK OF AMERICA, N.A., as Administrative Agent for itself and for the Issuing Bank and the Banks from time to time party to that certain Third Amended and Restated Loan Agreement of even date herewith between Assignor, Administrative Agent and the Banks (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”). This Assignment amends and restates, in its entirety, the Amended and Restated Assignment of Equipment Leases dated as of June 29, 2001 by Assignor in favor of the Administrative Agent and the Banks party to the Existing Loan Agreement.

RECITALS:

WHEREAS:

A. In this Assignment all capitalized words and terms shall have the respective meanings and be construed herein as provided in Section 1.1 of the Loan Agreement, and any reference to a provision of the Loan Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

B. Pursuant to the Loan Agreement, the Banks have agreed, subject to the terms and conditions specified therein, to make Loans and issue Letters of Credit in the aggregate principal amount of $30,000,000. It is a condition of the Loans and the Letters of Credit that all leases for furniture, fixtures, equipment, signs and other items of personal property used in connection with or relating to the Real Property as described in Exhibit “A”, attached hereto (the “Real Property”), now existing, or which in the future may be entered into, be presently irrevocably assigned to the Administrative Agent for the ratable benefit of the Banks, the Issuing Bank, and any Affiliate of any Bank party to an Approved Swap Agreement, as additional security for the Loans and the Letters of Credit and as additional security for the performance of all obligations to be performed by Assignor pursuant to the Loan Agreement and the other Loan Documents, together with all amendments, extensions, modifications and additional advances made thereto or thereunder, upon the terms and conditions set forth below. All such leases for furniture, fixtures, equipment, signs and other items of personal property, including, but not limited to gaming equipment and devices, whether presently existing or entered into in the future, are hereinafter collectively referred to as the “Equipment Leases”.

NOW, THEREFORE, in consideration of the Loans and the Letters of Credit, Assignor +does hereby irrevocably assign to the Administrative Agent for the ratable benefit of the Banks, the Issuing Bank, and any Affiliate of any Bank party to an Approved Swap Agreement, all of its right, title and interest in and to the Equipment Leases, as follows:

(a) Assignor has granted, bargained, sold, assigned, transferred and set over and by these presents does hereby grant, bargain, sell, transfer and set over unto the Administrative Agent, for the ratable benefit of the Banks, the Issuing Bank, and any Affiliate of any Bank party to an Approved Swap Agreement, and their respective successors and assigns, all the rights, interests and privileges which Assignor has or may have in any Equipment Lease which now, or may in the future pertain to or be used in connection with the Real Property and/or the hotel and casino operations conducted thereon (the “Hotel/Casino Operation”). Without limiting the generality of the foregoing, the Administrative Agent shall have the present and continuing right with full power and authority, in their its name, or in the name of Assignor, or otherwise, to do any and all things which Assignor may be or may become entitled to do under the said Equipment Leases, and the right to make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which Assignor may be or may become entitled to do under the said Equipment Leases.

(b) The acceptance of this Assignment and the payment or performance under the Equipment Leases hereby assigned shall not constitute a waiver of any rights of the Administrative Agent or the Banks under the terms of the Loan Agreement or any other Loan Document.

(c) Assignor shall keep and perform the following with respect to the Equipment Leases:

(i) Except as may be permitted in the Loan Agreement, Assignor will not further assign the Equipment Leases or create or permit any lien, charge, or encumbrance upon their respective interests in the Equipment Leases;

(ii) Assignor will not, without the prior written consent of the Majority Banks, with respect to the Equipment Leases:

1. Cancel or terminate, or consent to any cancellation, termination or surrender, or permit any event to occur which would entitle any lessor to terminate or cancel its Equipment Lease if such would have a Material Adverse Effect upon the Hotel/Casino Operation, cancellation or termination caused by the default of the Equipment Lease lessor thereunder notwithstanding;

2. Amend or modify any Equipment Leases in any manner which would have a Material Adverse Effect;

3. Waive any default under or breach of any Equipment Leases except for any waiver that will not result in any Material Adverse Effect; or

4. Give any consent, waiver or approval which would impair Assignor’s interest in any Equipment Lease if such consent, waiver or approval would have a Material Adverse Effect;

(iii) Assignor will promptly notify the Administrative Agent of the occurrence of any material default under the Equipment Leases.

(d) It is understood and agreed that so long as there shall exist no Event of Default under the Loan Agreement there is reserved to Assignor a license to retain, use and enjoy the Equipment Leases and the personal properties they concern. Upon the occurrence of an Event of Default as set forth in the Loan Agreement, such license granted to Assignor shall be immediately revoked without further demand or notice and the Administrative Agent is hereby empowered to enter and take possession of the property which is the subject of the Equipment Leases and to use, manage and operate the same and to do all acts required or permitted by the Equipment Leases, and perform such other acts in connection with the use, management and operation of the leased property as the Administrative Agent, in its sole discretion, may deem proper.

(e) The Administrative Agent and the Banks shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under the Equipment Leases, and Assignor hereby agrees to indemnify the Administrative Agent and the Banks for, and to save them harmless from, any and all liability arising from the Equipment Leases, or from this Assignment, and this Assignment shall not place responsibility for the control, care, management or repair of the property which is the subject of the Equipment Leases upon the Administrative Agent or the Banks, or make them responsible or liable for any negligence in the management, operation, upkeep, repair or control of the property, which is the subject of the Equipment Leases, resulting in loss or injury or death to any tenant, guest licensee, employee or stranger.

(f) Except as otherwise permitted in the Loan Agreement, Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable and that it will not, while this Assignment, or such designation and directions are in effect or thereafter so long any Loans or Letters of Credit shall be outstanding or any Commitment to make Loans or issue Letters of Credit is in effect, make any other assignment, designation or direction inconsistent herewith, and that any assignment, designation or direction inconsistent herewith shall be void. Assignor will from time to time, upon the request of Majority Banks, execute all instruments of further assurance and all such supplemental instruments as Majority Banks may specify.

(g) No action or inaction on the part of the Administrative Agent or the Banks shall constitute an assumption on their part of any obligations or duties under the Equipment Leases. No action or inaction on the part of Assignor shall adversely affect or limit in any way the rights of the Administrative Agent or the Banks under this Assignment or, through this Assignment, under the Equipment Leases.

(h) Except as otherwise permitted in the Loan Agreement, Assignor covenants and represents that it has the full right and title to assign the Equipment Leases; that no other assignments of its interests in the Equipment Leases have been made; that no notice of termination of the Equipment Leases has been served on it, and that there are presently no defaults existing under any of the Equipment Leases.

(i) Violation of any of the covenants, representations and provisions contained herein by Assignor shall, upon the passage of any applicable notice and cure period, be deemed an Event of Default under the terms of the Loan Agreement.

(j) The full performance of the terms contained in the Loan Agreement and the duly recorded reconveyance of the Deed of Trust shall render this Assignment void. Upon such reconveyance, the Administrative Agent is authorized, and at the request and the expense of Assignor, will deliver either an instrument cancelling this Assignment or assigning the rights of the Administrative Agent and the Banks hereunder, as Assignor shall direct.

(k) Assignor and the Administrative Agent intend that this Assignment shall be a present, absolute and unconditional assignment to the Administrative Agent for the ratable benefit of the Banks, the Issuing Bank, and any Affiliate of any Bank party to an Approved Swap Agreement, subject to the license granted above.

(l) This Assignment applies to and binds the parties hereto and their respective heirs, administrators, executors successors and assigns. This Assignment may not be modified or terminated orally.

(m) Upon request of Majority Banks, Assignor shall use its best efforts to obtain an Attornment Agreement from the lessor or lessors of any Equipment Leases so requested by Majority Banks, which Attornment Agreement shall expressly recognize the right of the Administrative Agent and the Banks their successors and assigns, under this Assignment of Equipment Leases.

(n) Nothing contained in this Assignment and no act done or omitted by the Administrative Agent or the Banks pursuant to its terms shall be deemed a waiver by them of any rights or remedies under the Loan Documents, and this Assignment is made and accepted without prejudice to any rights or remedies possessed by the Administrative Agent or the Banks under the terms of the Loan Documents. The right of the Administrative Agent to collect the secured principal, interest, and other Indebtedness, and to enforce any other security may be exercised by the Administrative Agent prior to, simultaneously with, or subsequent to any action taken under this Assignment.

(o) This Assignment may not be changed or terminated except by an agreement in writing signed by the party or parties against whom enforcement of the change is sought. This Assignment shall be governed and construed in accordance with the laws of the State of Nevada and if any action is taken to enforce the terms of this Assignment such action shall be commenced and maintained within the State of Nevada.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed the foregoing instrument on the day and year first above written.

ASSIGNOR:

ELDORADO RESORTS LLC, a Nevada limited liability company

By:	/s/ Donald L. Carano
Donald L. Carano, Chief Executive Officer, President and Presiding Manager

By:	Recreational Enterprises, Inc., a Nevada corporation Its: Assistant Presiding Manager

	By:	/s/ Gary L. Carano
Gary L. Carano, Vice President

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Chris M. Levine
Name:	Chris M. Levine
Title:	Assistant Vice President

STATE OF NEVADA	)
)	ss.
COUNTY OF WASHOE	)

On February 2, 2006, personally appeared before me, a Notary Public, Gary L. Carano, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that           he executed the instrument.

/s/ Kerri LaFerriere
Notary Public

STATE OF CALIFORNIA	)
)	ss.
COUNTY OF SONOMA	)

On February 6, 2006, personally appeared before me, a Notary Public, Donald L. Carano personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that           he executed the instrument.

/s/ Deborah Westrick
Notary Public

STATE OF TEXAS	)
)	ss.
COUNTY OF DALLAS	)

On Feb. 3, 2006, personally appeared before me, a Notary Public, Chris M. Levine, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that           he executed the instrument.

/s/ Patricia A. Tomek
Notary Public

Exhibit A

Real Property Description

[See Attached]

DESCRIPTION

All that certain lot, piece or parcel of land situate in the County of Washoe, State of Nevada, described as follows:

PARCEL 1: (Parking Structure)

The Southerly 10.34 feet of Lot 10 and all of Lots 11, 12, 19, 20, 21, 22, 23 and 24 in Block F of original Town, now City of Reno, according to the map thereof filed in the office of the County Recorder of Washoe County, State of Nevada on June 27, 1871.

EXCEPTING THEREFROM the following described parcel conveyed by deed-recorded in Book 110 of Deeds, Page 180, records of Washoe County, Nevada:

BEGINNING at a point 39.66 feet South of the Northeast corner of Lot 10 in Block F, Original Reno Townsite; thence West along a line parallel to the North side line of said Lot 10, 140 feet; thence South .2 feet along the West end line of Lot 10; thence East 140 feet to a point 40.06 feet South of the Northeast corner of Lot 10; thence North .4 feet to the point of beginning; said fraction being contained in Lot 10, Block F, Original Reno Townsite.

TOGETHER WITH that portion of that certain East-West alley, situate in Block F of the Town, now City of Reno, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on August 1, 1868, described as follows:

Beginning at the Northeast comer of Lot 24, in said Block F;

Thence in a Westerly direction along the Northerly boundary of Lots 24, 23, 22, 21, 20 and 19 in said Block F, 140.00 feet;

Thence in a Northerly direction to the Southwest corner of Lot 12, in said Block F;

Thence along the Southerly Boundary of said Lot 12 in an Easterly direction, 140.00 feet to the Southeast corner of said Lot 12;

Thence in a Southerly direction to the Northeast corner of said Lot 24, Block F, the True Point of Beginning;

As abandoned by Order of Abandonment recorded February 27, 1991 in Book 3427, Page 72 as Document No. 1549560 of Official Records.

PARCEL 2: (Hotel)

Lots 5, 6, 7 and 8 in Block G of original Town, now City of Reno, according to the map thereof filed in the office of the County Recorder of Washoe County, State of Nevada on June 27,1871.

TOGETHER WITH the Easterly 1/2 of the North-South alley running through Block G of original Town, now City of Reno, and being bounded on the North by the Southerly line of West Fourth Street and on the South by the Southerly line of Lot 8 extended

Westerly in Block G of original Town, now City of Reno, according to the map thereof; filed in the office of the County Recorder of Washoe County, State of Nevada on June 27,1871, as abandoned by Orders of Abandonment recorded May 23, 1978 in Book 1246, Page 184 as Document No. 533771 and March 18, 1988 in Book 2706, Page 637 as Document No. 1233311 of Official Records.

PARCEL 3: (Hotel)

Lots 1, 2, 3, 4, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18,19 and 20 in Block G of original Town, now City of Reno, according to the map thereof filed in the office of the County Recorder of Washoe County, State of Nevada on June 27, 1871.

TAR WITH that certain East-West alley running through Block G of oriel Town; now City of Reno, and being bounded on the East by North Virginia Street and bounded on the West by North Sierra Street, and also the Westerly 1/2 of the North-South alley running through Block G of original Town, now City of Reno, and being bounded on the North by the Southerly line of West Fourth Street and bounded on the South by the Southerly line of Lot 1 extended Easterly, in Block G of original Town, now City of Rena, according to the map thereof filed in the office of the County Recorder of Washoe County, State of Nevada on June 27,1871, now abandoned by Orders of Abandonment recorded May 23,1978 in Book 1246, Page 184 as Document No. 533771, and February 1, 1985 in Book, 2126, Page 264 as Document No. 977018, and March 18, 1988 in Book 2706, Page 637 as Document No. 1233311, all of Official Records.

PARCEL 4:

A portion of U.S. Highway 40 (also known as West Fourth Street) lying Northerly of and adjacent to the Northerly line of Block G of original Town, now City of Reno, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada on June 27,1871, and as further described in the Multi-Use Lease, recorded October 3, 1978 in Book 1314, Page 418 as Document No. 561788 of Official Records, for the purpose of construction of footings that are necessary structural components for the ELDORADO HOTEL-CASINO addition.

PARCEL 5: (P1aza Parcel)

Parcel 1 of Parcel Map No. 2690 filed In the office of the County Recorder of Washoe County; State of Nevada, on March 18, 1993, as File No. 1656128.

EXCEPTING THEREFROM any portion thereof, lying within North Virginia Street and North Sierra Street.

ALSO EXCEPTING THEREFROM that portion conveyed to the City of Reno by “Deed of Dedication” recorded October 8,1997 in Book 5008, Page 578, as Document No. 2143016 of Official Records.

ALSO EXCEPTING THEREFROM all minerals and mineral rights as reserved in a Deed recorded September 30, 1988, in Book 2806, Page 950, is Document No. 1278084 of Official Records.

PARCEL 6: (Bridge Easement)

Together with the reciprocal easement rights, as contained in that certain Bridge Easement dated May 25, 1995 by and between CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership and CIRCUS CIRCUS CASINO, INC, a Nevada corporation and ELDORADO HOTEL ASSOCIATES LIMITED PARTNERSHIP, a Nevada limited partnership, recorded May 31, 1995 in Book 4312, Page 779 as Document No. 1897108, Official Records.

PARCEL 7: (Portion of Fourth Street)

That portion of Fourth Street described in abandonment recorded November 28, 1994 in Book 4198, Page 907 as Document No.1852011, and re-recorded February. 21, 1995 in Book 4249, Page 372 as Document No.1872458 .of Official Records, and more particularly described as follows:

Beginning at the Southeast corner of Block “B”, Reno Townsite as shown on Record-of-Survey 2665,

thence South 23°13’05” West, 94.58’ to. the True Point of Beginning,

thence South 13°48’48” East, 4.50 feet, to a point an the Southerly right-of-way of Fourth Street,

thence along said right-of-way South 76°11’12” West, 60.00 feet thence North 13°48’48” West, 4.50 feet

thence North 76°11’12” East, 60.00 feet to the True Point of Beginning.

PARCEL 8:

That portion of Lot 3 in Block F of ORIGINAL TOWN, NOW CITY OF RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871, described as follows:

COMMENCING at a point on the West line of the alley running Northerly and Southerly through said Block F, 6 feet Northerly oldie Southeast corner of said Lot 3 in Block F of. said town, now City of Reno; thence Northerly along the East line of said Lot 3, a distance of 32  1/2 feet; thence at a right angle Westerly, a distance of 44  1/2 feet; thence at a right angle Southerly, a distance of 32  1/2 feet; thence at a right angle Easterly, a distance of 44  1/2 feet to the Point of Beginning.

The above described premises being the Easterly portion of Lot 3 in Block F of ORIGINAL TOWN, NOW CITY OF RENO, according to the map above mentioned.

PARCEL 9:

Lot 6 in Block F of original Town, now City of Rena, according to the map thereof filed in the office of the County Recorder of Washoe County, State of Nevada on June 27, 1871.

PARCEL 10:

Lots 7, 8, 9, the Northerly 39.66 feet of Lot 10 and that portion of Lot 10 in Block F or original Town; now City of Reno, according to the map thereof filed in the office of the County Recorder of Washoe County, State of Nevada on. June 27,1871, described as follows:

BEGINNING at a point 39.66 feet South of the Northeast corner of Lot 10 in Block F, Original Reno Townsite; thence West along a line parallel to the North side line of said Lot 10, 140 feet; thence South .2 feet along the West end line of Lot 10; thence East 140 feet to a point 40.06 feet South of the Northeast corner of Lot 10; thence North .4 feet to the point of beginning; said fraction being contained in Lot 10, Block F, Original Reno Townsite.